UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20546

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2006

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2006, Horizon Bancorp (the “Company”) and its wholly owned subsidiary, Horizon Bank, N.A. (the “Bank”), entered into a new employment agreement with Craig M. Dwight. The agreement provides that Mr. Dwight will continue to serve as the Company’s President and Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer for a term of three years. The term of the agreement will be extended for an additional one-year period beyond the then-effective expiration date on each annual anniversary of the date of the agreement until the year in which Mr. Dwight reaches the age of sixty-three, unless the Company delivers notice to Mr. Dwight within sixty days prior to the expiration of any one-year period that the term will not be extended. Mr. Dwight currently is forty-nine years old.

The agreement also provides that Mr. Dwight will continue to receive an annual base salary equal to the amount being paid to him on the date of the agreement, subject to adjustment based on the annual review of the Company’s Board of Directors or the Compensation Committee of the Board of Directors, but the adjusted base salary amount may not be less than Mr. Dwight’s base salary on the date of the agreement. Mr. Dwight’s base salary for fiscal 2006 is $ 280,000.

The Company may terminate Mr. Dwight’s employment immediately for “cause” as defined in the agreement. The Company also may terminate Mr. Dwight’s employment without cause upon not less than thirty days’ prior notice. Mr. Dwight may terminate his employment for “good reason” as defined in the agreement or upon not less than thirty days’ prior notice without good reason.

If the Company terminates Mr. Dwight’s employment without cause, if Mr. Dwight terminates his employment with good reason, or if Mr. Dwight’s employment is terminated upon a change in control of the Company, the agreement provides for the Company to pay Mr. Dwight an amount equal to two times his then-current annual base salary plus his bonus for the previous two calendar years and for Mr. Dwight to receive health and certain other benefits for a two-year period.

The agreement also includes provisions protecting the Company’s and the Bank’s confidential business information and from competition by Mr. Dwight.

Also on December 1, 2006, the Bank entered into a letter agreement with Mr. Dwight that provides that the new employment agreement supersedes, cancels and replaces the change-of-control agreement, dated October 7, 1999, between the Bank and Mr. Dwight.

Copies of the employment agreement and letter agreement are attached as exhibits to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 1, 2006, among Horizon Bancorp, Horizon Bank, N.A., and Craig M. Dwight
10.2	Letter Agreement, dated December 1, 2006, between Horizon Bank, N.A. and Craig M. Dwight

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 6, 2006	Horizon Bancorp

	By:	/s/ Thomas H. Edwards
Thomas H. Edwards, Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description	Location

10.1	Employment Agreement, dated December 1, 2006, among Horizon Bancorp, Horizon Bank, N.A., and Craig M. Dwight	Attached

10.2	Letter Agreement, dated December 1, 2006, between Horizon Bank, N.A. and Craig M. Dwight	Attached